Exhibit 99.1

Validus Holdings, Ltd.
Bermuda Commercial Bank Building
19 Par-la-Ville Road
Hamilton, HM 11 Bermuda

Mailing Address:
Suite 1790
48 Par-la-Ville Road
Hamilton, HM 11
Bermuda

Telephone: (441) 278-9000
Facsimile: (441) 278-9090
Website: www.validusre.bm
VALIDUS COMPLETES ACQUISITION OF IPC HOLDINGS
Creates Leading Bermuda Carrier in Short-tail Reinsurance and Insurance
Markets

Hamilton, Bermuda – September 4, 2009 – Validus Holdings, Ltd. (“Validus”) (NYSE: VR) today announced that it has completed its acquisition of IPC Holdings, Ltd. (“IPC”) (Nasdaq: IPCR; BSX: IPCR BH), creating a leading carrier in the Bermuda short-tail reinsurance and insurance markets.
Earlier today, at a Special General Meeting of Shareholders, Validus shareholders approved the issuance of Validus common shares in connection with the acquisition of IPC with the support of approximately 87% of the shares voted at the meeting. At a separate meeting held earlier today, IPC shareholders adopted the amalgamation agreement with Validus and approved the resulting amalgamation of IPC with a wholly owned subsidiary of Validus with the support of approximately 95% of the shares voted at the meeting.
Ed Noonan, Validus’ Chairman and Chief Executive Officer, stated, “We are delighted to have completed this compelling strategic combination, which provides major benefits to customers and shareholders of both companies. With significantly increased capacity, a global platform and leading positions in attractive insurance and reinsurance markets, Validus is well positioned to meet the evolving needs of clients and to deliver continued growth to shareholders. In addition, Bermuda will benefit from being home to a larger, stronger business that is committed to its markets and well positioned for long-term growth. We will be working diligently to ensure a seamless integration of IPC that maximizes the market opportunities offered by this transaction.”
Pursuant to the amalgamation agreement, former shareholders of IPC will receive $7.50 in cash and 0.9727 Validus voting common shares for each IPC common share. Effective as of the close of trading today, IPC common shares will cease trading.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
Media:
Sard Verbinnen & Co
Jamie Tully/Chris Kittredge/Jonathan Doorley
+1-212-687-8080
OR
College Hill
Roddy Watt/Tony Friend
+44 (0)20 7457 2020
Cautionary Note Regarding Forward-Looking Statements
This news release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, additionally, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) Validus’ limited operating history; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Talbot, IPC and other businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; 17) availability of reinsurance and retrocessional coverage; and 18) failure to realize the anticipated benefits of the amalgamation, including as a result of failure or delay in integrating the businesses of Validus and IPC, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents on file with the Securities and Exchange Commission. Any forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # #

2